Exhibit 5.1

July 1, 2025

VIA ELECTRONIC MAIL

Healthy Choice Wellness Corp.

3800 North 28th Way

Hollywood, FL 33020

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Healthy Choice Wellness Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, including the prospectus contained therein (the “Prospectus”), originally filed with the Securities and Exchange Commission (the “Commission”) by the Company on July 1, 2025 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The Registration Statement relates to 2,339,252 shares (the “Shares”) of Class A common stock of the Company, par value $0.001 per share (“Common Stock”), issuable upon conversion of the Company’s Series A Convertible Preferred Stock (the “Offering”).

In connection with the foregoing, we have examined (i) the certificate of incorporation of the Company, as amended and as in effect on and as of the date hereof, (ii) the amended and restated bylaws of the Company, (iii) the Amended and Restated Securities Purchase Agreement (the “Purchase Agreement”), dated June 20, 2025, by and among the Company and the investors named therein, (iv) corporate proceedings, including the resolutions of the Board of Directors of the Company, with respect to the Offering and, (v) the Registration Statement as filed with the Commission and (vi) such other documents, instruments and records as we have deemed necessary to enable us to render the opinions contained herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents and the due execution and delivery of all documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation, that the statements of the Company contained in the Registration Statement (including any exhibits thereto) and such other documents, certificates, records, statements and representations as we have deemed necessary or appropriate as a basis for the opinions set forth below are true, correct and complete as to all factual matters stated therein. In addition, as to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have assumed that the Registration Statement will remain effective pursuant to the Securities Act at the time of issuance of the Shares, and the Company will have received the required consideration for the issuance of such Shares at or prior to the issuance thereof.

We express no opinion as to the applicability or compliance with or effect of federal law or the law of any other jurisdiction other than the Delaware General Corporation Law. Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, arrangement, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

200 South Biscayne Boulevard Suite 3000 Miami, FL 33131
305.704.5940       800.215.2137       305.704.5955 Fax       cozen.com

Healthy Choice Wellness Corp.

July 1, 2025

Based upon and subject to the foregoing and the other assumptions, limitations and exceptions set forth herein, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and, when issued in accordance with the terms set forth in the Purchase Agreement, and as contemplated in the Registration Statement, will be validly authorized, validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon the laws, including the rules and regulations, as in effect on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related Prospectus and any supplement to the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission or that we are “experts” within the meaning of Section 11 of the Securities Act.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Cozen O’Connor P.C.